EXHIBIT 10.1

FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT AND WAIVER

THIS FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT AND WAIVER (this “Amendment”), dated as of March 15, 2006, is entered into between WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Wells Fargo Business Credit operating division, as successor by merger to Wells Fargo Business Credit, Inc. (“Lender”), on the one hand, and GARDENBURGER, INC., an Oregon corporation (“Borrower”), on the other.

RECITALS

A.                                   The Borrower and the Lender are parties to a Credit and Security Agreement dated as of November 22, 2005 (as amended, supplemented, restated and modified from time to time, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

B.                                     The following Events of Default have occurred and are continuing under the Credit Agreement:  (a) an Event of Default due to the resignation of James W. Linford from the position of Chief Operating Officer of the Borrower, which resignation constitutes a Change of Control under the Credit Agreement in violation of Section 7.1(d) thereof, and (b) an Event of Default due to the Borrower’s failure to achieve, when measured for the test period beginning December 31, 2005 through February 24, 2006, the minimum Net Cash Flow required by Section 6.2(b) of the Credit Agreement in violation of Section 7.1(b) thereof (collectively, the “Known Existing Defaults”).

C.                                     The Borrower has requested that the Lender waive the Known Existing Defaults and amend the Credit Agreement on the terms and conditions set forth herein.

D.                                    The Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of the Lender’s rights or remedies as set forth in the Credit Agreement is being waived or modified by the terms of this Amendment.

AMENDMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                       Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2.                                       Amendment to Credit Agreement.

(a)                                  Section 6.2(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b)                           Minimum Net Cash Flow. The Borrower will achieve, for the test periods set forth below, Net Cash Flow in an amount not less than the amount set forth below:

Test Period	Minimum Net Cash Flow
10/01/05 through 12/02/05	$(900,000)
10/29/05 through 12/30/05	$(600,000)
12/03/05 through 01/27/06	$(1,800,000)
12/31/05 through 02/24/06	$200,000
01/28/06 through 03/31/06	$(742,000)
02/25/06 through 04/28/06	$(1,356,000)
04/01/06 through 06/02/06	$(524,000)
04/29/06 through 06/30/06	$(408,000)
06/03/06 through 07/28/06	$65,000”

(b)                                 Section 6.2(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c)                            Minimum Gross Sales. The Borrower will achieve, for each period described below, gross sales of not less than the amount set forth for each such period:

Period	Minimum Gross Sales
10/01/05 through 10/31/05	$3,600,000
11/01/05 through 11/30/05	$3,000,000
12/01/05 through 12/31/05	$3,600,000
01/01/06 through 01/31/06	$4,300,000
02/01/06 through 02/28/06	$3,900,000
03/01/06 through 03/31/06	$4,300,000
04/01/06 through 04/30/06	$4,350,000
05/01/06 through 05/31/06	$5,650,000
06/01/06 through 06/30/06	$5,100,000
07/01/06 through 07/31/06	$5,100,000”

(c)                                  Section 6.2(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(d)                           Minimum Net Sales. In the event that the Borrower fails to achieve the minimum gross sales required by Section 6.2(c) for any period set forth above, the Borrower will achieve, for the period set forth below ending on the same end date as the period for which the Borrower failed such minimum gross sales covenant, cumulative Net Sales of not less than the amount set forth for the period ending on such date set forth below:

Period	Minimum Net Sales
10/01/05 through 10/31/05	$3,100,000
10/01/05 through 11/30/05	$5,700,000
10/01/05 through 12/31/05	$8,600,000
10/01/05 through 01/31/06	$12,100,000
10/01/05 through 02/28/06	$15,500,000
10/01/05 through 03/31/06	$18,200,000
10/01/05 through 04/30/06	$21,500,000
10/01/05 through 05/31/06	$25,800,000
10/01/05 through 06/30/06	$29,900,000
10/01/05 through 07/31/06	$34,400,000”

3.                                       Waiver of Known Existing Defaults. The Lender hereby waives enforcement of its rights against the Borrower arising from the Known Existing Defaults. This waiver shall be effective only for the specific defaults comprising the Known Existing Defaults, and in no event shall this waiver be deemed to be a waiver of enforcement of the Lender’s rights with respect to any other Defaults or Events of Default now existing or hereafter arising. Nothing contained in this Amendment nor any communications between the Borrower and the Lender shall be a waiver of any rights or remedies the Lender has or may have against the Borrower, except as specifically provided herein. Except as specifically provided herein, the Lender hereby reserves and preserves all of its rights and remedies against the Borrower under the Credit Agreement and the other Loan Documents.

4.                                       Release; Covenant Not to Sue.

(a)                                                          The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing (each a “Released Party”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of the Borrower in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and in furtherance of this intention it waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MIGHT HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

(b)                                                         The Borrower acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. The Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)                                                          The Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by Borrower pursuant to the above release. If the Borrower or any of its successors, assigns or other legal representations violates the foregoing covenant, the Borrower, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Released Party as a result of such violation.

(d)                                                         Notwithstanding the foregoing, the Lender agrees that this Amendment does not release or otherwise affect any of the Lender’s obligations or commitments under the Exit Financing Commitment Letter attached to the Credit Agreement as Exhibit E.

5.                                       No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any Advance or Letter of Credit thereunder.

6.                                       Effectiveness of this Amendment. The Lender must have received the following items, in form and content acceptable to the Lender, before this Amendment is effective and before the Lender is required to extend any credit to the Borrower as provided for by this Amendment:

(a)                                  Amendment. This Amendment fully executed in a sufficient number of counterparts for distribution to the Lender and the Borrower.

(b)                                 Waiver Fee. A non-refundable waiver fee in the amount of Ten Thousand Dollars ($10,000), which fee is fully earned as of and due and payable on the date hereof.

(c)                                  Court Approval. Evidence, in form and substance satisfactory to the Lender, that this Amendment has been approved by the Bankruptcy Court.

(d)                                 Representations and Warranties. The representations and warranties set forth herein and in the Credit Agreement must be true and correct.

(e)                                  Other Required Documentation. All other documents and legal matters in connection with the transaction contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Lender.

7.                                       Representations and Warranties. The Borrower represents and warrants as follows:

(a)                                  Authority. The Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by the Borrower of this Amendment have been duly approved by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Borrower. No other corporate proceedings are necessary to consummate such transactions.

(b)                                 Enforceability. This Amendment has been duly executed and delivered by Borrower. This Amendment and each Loan Document (as amended or modified hereby) is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and is in full force and effect.

(c)                                  Representations and Warranties. The representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d)                                 No Default. After giving effect to this Amendment, no event has occurred and is continuing that constitutes an Event of Default, and by entering into this Amendment, other than as expressly set forth herein, Lender is not waiving and shall not be deemed to have waived any Event of Default that may exist.

8.                                       Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California governing contracts entered into and wholly performed in that State.

9.                                       Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

10.                                 Reference to and Effect on the Loan Documents.

(a)                                  Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(b)                                 Except as specifically amended above, the Credit Agreement and all other Loan Documents, remain unchanged, each is and shall continue to be in full force and effect, and each is hereby in all respects ratified and confirmed and constitutes the legal, valid, binding and enforceable obligations of Borrower to Lender without defense, offset, claim or contribution.

(c)                                  Except as provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under any of the Loan Documents or constitute a waiver of any provision of any of the Loan

Documents.

(d)                                 To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

11.                                 No Waiver. Except as expressly provided herein, the execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

12.                                 Ratification. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement as amended hereby and in the Loan Documents effective as of the date hereof.

13.                                 Estoppel. To induce Lender to enter into this Amendment and to continue to make advances to Borrower under the Credit Agreement, Borrower hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Event of Default and no right of offset, defense, counterclaim or objection in favor of Borrower as against Lender with respect to the Obligations.

14.                                 Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Loan Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all reasonable fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

“BORROWER”		“LENDER”

GARDENBURGER, INC.,		WELLS FARGO BANK, NATIONAL
an Oregon corporation		ASSOCIATION, acting through its Wells
Fargo Business Credit operating division
By:	/s/ Scott C. Wallace
Name: Scott C. Wallace		By:	/s/ Harry L. Joe
Title: President and CEO		Name: Harry L. Joe
Title: Vice President

Acknowledged and consented to as of the date first written above.

GB RETAIL FUNDING, LLC, as the Term Facility
Lender under the Intercreditor Agreement

By:	/s/ Lawrence E. Klaff
Name: Lawrence E. Klaff
Title: Principal and Managing Director